EXHIBIT 10(f)

Amendment to The Dow Chemical Company 1988 Award and Option Plan

RESOLVED, that Section 15.08(i) of The Dow Chemical Company 1988 Award and Option Plan (the “Plan”) is hereby amended and restated as follows (the “Amendment”):

15.08       Notwithstanding any other provision of the Plan to the contrary:

(i)  Deferred Stock:  Upon the occurrence of a Change in Control, an Awardee’s right to receive the number of shares of Deferred Stock credited to the account of the Awardee shall not be forfeitable under any circumstances, including but not limited to those circumstances set forth in Section 12 of the Plan.  The Company shall deliver to the Awardee the shares of Deferred Stock credited to the account of the Awardee on the thirtieth day following the occurrence of a Change in Control.

FURTHER RESOLVED, that the Amendment applies to all grants of deferred stock made pursuant to the Plan, whether currently outstanding or made in the future; and

FURTHER RESOLVED, that all other provisions of the Plan shall remain the same, in full force and effect.

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